SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097


Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement [X]
Definitive Additional Materials [ ]
Soliciting Material Pursuant to ss.240.14a-12


Brookfield DTLA Fund Office Trust Investor, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


     Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663
      (201) 881-7111 // Fax: (201) 556-0097 // pgoldstein@bulldoginvestors.com


						September 11, 2017

Dear Fellow Preferred Stockholder of Brookfield DTLA Fund Office Trust Investor:

Bulldog Investors beneficially owns more than $10 million of the 7.625% Series A Cumulative Redeemable Preferred Stock. Although the Company seems to be doing well, no regular dividends have been paid to preferred stockholders in years. The total amount of the unpaid dividends is about $14 per share and many preferred stockholders are concerned that there has been no announcement as to when they will be paid.

Therefore, we believe it is time to call a special meeting of holders of the Series A Preferred Stock to elect two directors ("Preferred Directors"). If we receive requests from holders of at least 10% of the Series A preferred stock, we will deliver them to the Company which is required to hold a special meeting. At that meeting, we intend to nominate ourselves for election as Preferred Directors. There are two primary reasons you should return the enclosed Green Authorization Card to request a special meeting.

  1. We have skin in the game. - As substantial holders of the Series A Preferred Stock, our interests are closely aligned with yours. As directors, we intend to advocate that the Company develop and announce a plan to pay the accrued dividends.

  2. We have experience with similar situations. - As you may recall, in 2008 the regular auctions for the auction rate preferred stock issued by many closed-end funds failed. Consequently, investors could only sell them at a hefty discount from face value. We sought to be elected as preferred directors of funds managed by Neuberger Berman, Blackrock and Putnam which led to negotiated agreements with the boards of those funds to provide liquidity for the holders of their auction rate preferred stock.

PLEASE SIGN AND RETURN THE ENCLOSED GREEN AUTHORIZATION CARD AS SOON AS POSSIBLE. ALTERNATIVELY, YOU MAY SUBMIT IT ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683.

						Very truly yours,

						/S/ Phillip Goldstein

						Phillip Goldstein
						Member
                     				Bulldog Investors, LLC




   SOLICITATION BY BULLDOG INVESTORS, LLC OF AUTHORIZATION TO REQUEST A SPECIAL MEETING OF HOLDERS OF THE 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Bulldog Investors, LLC ("Bulldog Investors"), a beneficial owner of approximately 400,000 shares of the 7.625% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") of Brookfield DTLA Fund Office Trust Investor Inc. ("the Company") is sending this solicitation statement and the enclosed GREEN authorization card to holders of the Series A Preferred Stock of record as of August 29, 2017 to request a special meeting of holders of the Series A Preferred Stock to elect two directors ("Preferred Directors").

          INTRODUCTION AND REASON FOR THE SOLICITATION

The Board of Directors consists of seven members. Until the full payment is made of all dividends on the Series A Preferred Stock (which are currently in arrears), holders are entitled to request a special meeting of holders of the Series A Preferred Stock to elect two directors (the "Preferred Directors"). We are soliciting your authorization to request such a special meeting to elect two Preferred Directors because we believe that it is important that the interests of the Preferred Directors are closely aligned with those of holders of the Series A Preferred Stock. If, as a result of this solicitation, a special meeting is called, we intend to solicit proxies to elect two Preferred Directors at that meeting and you are advised to read our proxy statement for that solicitation (which will be available for free on the SEC's website) because it will contain important information.

Our proxy soliciting material will set forth in full the reasons for electing our nominees.

          HOW AUTHORIZATION CARDS WILL BE PRESENTED

If you return a GREEN authorization card to us, we will aggregate and count it with those of all other holders of the Series A Preferred Stock that return an authorization card. Per the Company's Articles Supplementary, a special meeting of holders of the Series A Preferred Stock must be called by the Company if requested by holders of the Series A Preferred Stock owning at least 10% of all outstanding (currently 9,730,370) preferred shares. You may revoke your authorization by delivering a written revocation to us or to the Company's Secretary. However, if, at any time, we receive unrevoked authorization cards from holders of at least 10% of the Series A Preferred Stock, we intend to promptly deliver them to the Company. Please note that your authorization card does not authorize us to vote your shares at the special meeting.

          THE SPECIAL MEETING

The only matter to be considered at the special meeting will be the election of two Preferred Directors. At the special meeting, we intend to nominate the persons named below for election as Preferred Directors, neither of whom personally owns any shares of the Company. Each nominee has consented to be nominated and, if elected, to serve as a Preferred Director. Because of their roles with Bulldog Investors, which is the general partner or investment advisor of certain investment funds, and as a limited partner in one or more of such funds which beneficially owned 224,508 shares of the Series A Preferred Stock as of August 29, 2017, Messrs. Dakos and Goldstein may be deemed to beneficially own such shares. Messrs. Dakos and Goldstein disclaim beneficial interest in all such shares except to the extent of any pecuniary interest in such funds. There are no arrangements or understandings between any of our nominees and Bulldog Investors or its affiliates regarding the nominations.

   Andrew Dakos (born 1966) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; Director of Emergent Capital, Inc.; President and Director of Special Opportunities Fund; Trustee of Crossroads Liquidating Trust; Director of Brantley Capital Corporation (intermittently until 2013); Director of the Mexico Equity & Income Fund (until 2015); Director of Swiss Helvetia Fund, Inc since 2017.

   Phillip Goldstein (born 1945) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds. Chairman of the Mexico Equity and Income Fund, Inc.; Secretary and Chairman of Special Opportunities Fund, Inc.; Director of MVC Capital, Inc.; Chairman of Emergent Capital, Inc.; Trustee of Crossroads Liquidating Trust; Chairman of Brantley Capital Corporation (until 2013); Director of ASA Ltd.
   (until 2013); Director of Korea Equity and Income Fund, Inc. (until 2012).

          THE SOLICITATION

We intend to solicit authorizations by mail, and may utilize other means, e.g., telephone or the internet. Our solicitation materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this solicitation statement and the enclosed GREEN authorization card to the beneficial owners of preferred shares for whom they hold such shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all the expenses related to this solicitation. Because we believe that the Company will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Company. Stockholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $20,000.

          PARTICIPANTS

Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663 is the soliciting stockholder. As of August 29, 2017, Bulldog Investors beneficially owned 366,725 shares of the Series A Preferred Stock, all of which were acquired since April 4, 2017. No "participant" has any arrangement or understanding with any person with respect to any securities of the Company or with respect to future employment by the Company or its affiliates or to any future transactions to which the Company or its affiliates may be a party. A "participant," as defined by the SEC, includes Bulldog Investors and its principals who are responsible for this solicitation, i.e., Messrs. Dakos and Goldstein, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" may have a greater role in a solicitation than may be the case.

September 11, 2017















  AUTHORIZATION SOLICTED BY BULLDOG INVESTORS, LLC TO REQUEST A SPECIAL
   MEETING OF HOLDERS OF THE 7.625% SERIES A CUMULATIVE REDEEMABLE
    PREFERRED STOCK OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

The undersigned holder of shares of the 7.625% Series A Cumulative Redeemable Preferred Stock of Brookfield DTLA Fund Office Trust Investor Inc. ("the Company") hereby authorizes Bulldog Investors, LLC, Phillip Goldstein and Andrew Dakos to request that a special meeting of holders of the Series A Preferred Stock be held to elect two Preferred Directors:


Please sign and date below.


NAME__________________________________________


SIGNATURE (s)_________________________________         Dated: ____________


As of record on August 29, 2017, I (we) own _______ shares of 7.625% the Series A Cumulative Redeemable Preferred Stock.